FingerMotion Enters Edge AI Inference Compute Market Through Strategic MOU with BlueFlare Energy Solutions; Plans to Proceed with First Behind-the-Meter Site (PR1) in Alberta Under Non-Binding Commercial Term Sheet

Initial project to anchor a proposed distributed network of small-scale edge compute sites across Western Canada, orchestrated by BlueFlare’s proprietary BALA™ (BlueFlare Adaptive Load Architecture™) load-following platform

SINGAPORE / Newsfile Corp. / June 9, 2026 – FingerMotion, Inc. (NASDAQ: FNGR) (“FingerMotion” or the “Company”), a mobile services, data and technology company today announced that it has entered into a Memorandum of Understanding (the “MOU”) with BlueFlare Energy Solutions Inc. (“BlueFlare”), an Alberta-based developer, engineer and constructor of behind-the-meter (“BTM”) energy and high-performance compute infrastructure, to jointly develop a distributed network of micro-scale edge AI inference compute sites across Western Canada. In conjunction with the MOU, the Company and BlueFlare will also consider a non-binding Commercial Term Sheet (the “LOI”), with the first behind-the-meter project to be advanced under the collaboration, a site located in Alberta, Canada and designated PR1 (the “PR1 Project”). The draft non-binding LOI reflects the parties’ agreement to proceed and has not been executed.

A Distributed Edge AI Inference Network for Western Canada

The MOU establishes BlueFlare as FingerMotion’s exclusive partner within the Canadian provinces of Alberta, British Columbia and Saskatchewan for the origination, design, engineering, construction and ongoing support of co-located AI inference compute sites and bitcoin mining sites. The collaboration is built around BlueFlare’s “From Wellhead to Workload” platform and its proprietary BALA™ (BlueFlare Adaptive Load Architecture™) load-following technology.

FingerMotion intends to use the collaboration to build a distributed network of micro-scale edge AI inference compute sites, each typically in the 0.5 megawatt (“MW”) to 2 MW range, sited directly behind the meter at producing or recently-producing natural gas fields in Western Canada. The Company believes that, compared to centralized hyperscale data centers, a distributed edge compute model may offer differentiated advantages across the following dimensions:

•	Energy economics. Direct, BTM access to low-cost on-site natural gas, with electricity generated and consumed without traversing the transmission grid.
•	Latency. Geographic proximity to regional users and devices, which is particularly relevant for AI inference workloads compared to bulk AI training.
•	Speed of deployment. Standardized, containerized infrastructure designed for rapid build-out, in contrast to the multi-year build cycles typical of large-scale data centers.
•	Capital efficiency. Modular site economics that the Company believes can be financed and replicated incrementally across the network.
•	Resilience. A distributed footprint that is intended to reduce single-site concentration risk relative to centralized facilities.

The Role of BlueFlare’s BALA™ Platform

BALA™ (BlueFlare Adaptive Load Architecture™) is BlueFlare’s proprietary load-following platform. It is designed to dynamically balance, at each site and in real time, AI inference compute workloads with co-located bitcoin mining loads, with the bitcoin mining load functioning as a load-balancing and gas-continuity mechanism rather than a primary use case.

At a network level, BALA™ is designed to allow each site to:

•	absorb available natural gas generation capacity at all times by flexing the bitcoin mining load up or down as inference compute demand varies;
•	maintain steady operating temperatures and gas burn profiles regardless of compute load, supporting equipment longevity and emissions performance; and
•	preserve the economic case for the site even during periods of lower inference demand, by continuing to convert generated electricity into bitcoin mining revenue.

FingerMotion believes that BALA™ is a key differentiator of the proposed network, as it is designed to make small-scale, distributed edge compute sites economically viable in a manner that traditional standalone designs have struggled to achieve.

PR1 — First Project Under the Collaboration

FingerMotion will look at the existing behind-the-meter Bitcoin mining infrastructure and mining hardware at the PR1 site, together with ongoing host-operated energy and operational services to be provided by BlueFlare, subject to satisfactory due diligence, the negotiation and execution of definitive agreements, and other customary closing conditions. Thus, the proposed scope of the LOI will include:

•	Bitcoin Mining Infrastructure. A 1.0 MW air-cooled Bitcoin mining container (manufactured by TNDS), including container-level electrical distribution, busbar and power distribution, cooling, ventilation and environmental control systems.
•	Mining Hardware. 120 active Bitmain Antminer S21 Pro 234T ASICs (supplied with a 5% dead-on-arrival buffer of 6 additional units, for 126 units delivered in total), representing aggregate nameplate hashrate of approximately 28.08 PH/s, intended to operate as the BALA™-managed load-balancing layer for the site.
•	Behind-the-Meter Power Supply. BlueFlare to retain ownership of the on-site natural gas generation equipment and to deliver electricity behind-the-meter to the Company’s hardware. The generation equipment is retained by BlueFlare and would not form part of any acquisition.
•	Host-Operated Services. Energy supply, power-generation operations and maintenance, and 24/7 network operations centre (NOC) monitoring, provided by BlueFlare on a host-operated basis at a fixed, all-in rate of US$0.03 per kWh delivered for an initial three-year term, with a 3% annual escalation thereafter.
•	First Inference Compute Build. Subsequent construction by BlueFlare of a 500 kW containerized AI inference compute data center adjacent to the existing infrastructure, which is intended to be the Company’s first operational edge AI inference site under the collaboration.

BlueFlare is expected to act as the developer, designer, engineer and construction partner for the inference compute build and the broader site integration, including the deployment of BALA™ across the natural gas generation, mining and inference compute layers.

Network Build-Out Strategy

PR1 is intended to serve as the prototype site for a broader rollout of distributed edge compute infrastructure across Alberta, British Columbia and Saskatchewan. Additional initial project sites currently under evaluation by the parties include two sites which are expected to be advanced under a separate Commercial Term Sheet and associated definitive agreement(s). The pace and scale of the network build-out will depend on a number of factors, including the successful completion of the PR1 Project, capital availability, site origination, regulatory approvals, and other customary considerations.

“This collaboration represents an important milestone in our strategy to establish a scalable presence in the rapidly growing AI inference infrastructure market,” said Martin Shen, CEO of FingerMotion. “By collaborating with BlueFlare, we gain access to a highly differentiated platform that combines low-cost behind-the-meter energy, modular compute deployment, and proprietary load-balancing technology designed to maximize asset utilization. If successfully executed, this approach has the potential to accelerate our entry into the edge AI sector, improve capital efficiency, create new revenue opportunities, and enhance long-term shareholder value through exposure to one of the most dynamic segments of the digital infrastructure market.”

“Western Canada offers a rare combination of low-cost natural gas, mature energy infrastructure and a regulatory framework that supports BTM compute at scale,” said Landon Ruszkowski, Chief Executive Officer of BlueFlare Energy Solutions Inc. “Our ‘From Wellhead to Workload’ platform is purpose-built for exactly this kind of distributed deployment, and BALA™ is what makes the per-site economics work. We are pleased to be working with FingerMotion as it plans to enter the Canadian edge compute market, and we believe the PR1 Project will demonstrate the model that the broader network is intended to scale.”

Important Information Regarding the MOU and LOI

The MOU and the anticipated LOI are non-binding (other than certain customary provisions of the MOU, including those relating to exclusivity, confidentiality, public disclosure, governing law and general provisions). Neither the MOU nor the LOI obligates either party to enter into any definitive agreement. The closing of the PR1 Project and any other transaction described in this press release is subject to, among other things, the negotiation and execution of definitive agreements, the completion of satisfactory due diligence, the receipt of any applicable regulatory or third-party approvals, and the satisfaction of other customary closing conditions. There can be no assurance that any such definitive agreement will be reached, that the PR1 Project or any other project described herein will be completed on the terms described or at all, or that the broader network build-out contemplated herein will proceed as currently anticipated.

About FingerMotion, Inc.

FingerMotion is an evolving technology company with a core competency in mobile payment and recharge platform solutions in China. As the user base of its primary business continues to grow, the Company is developing additional value-added technologies to market to its users. The vision of the Company is to rapidly grow the user base through organic means and have this growth develop into an ecosystem of users with high engagement rates utilizing its innovative applications. Developing a highly engaged ecosystem of users would strategically position the Company to onboard larger customer bases. FingerMotion eventually hopes to serve over 1 billion users in the China market and eventually expand the model to other regional markets.

For more information on FingerMotion, visit: https://fingermotion.com

About BlueFlare Energy Solutions Inc.

BlueFlare Energy Solutions Inc. is an Alberta-incorporated developer, engineer and constructor of behind-the-meter energy and high-performance compute infrastructure operating under the “From Wellhead to Workload” platform. BlueFlare originates, designs, builds and supports co-located natural gas generation, AI inference compute and bitcoin mining sites across Western Canada, integrated by its proprietary BALA™ (BlueFlare Adaptive Load Architecture™) load-following platform. BlueFlare is a subsidiary of BlueFlare Group Holdings Inc.

 Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States securities laws. These statements relate to analysis and other information that are based on forecasts or future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects", or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans", "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". We have based these forward-looking statements on our current expectations about future events or performance. While we believe these expectations are reasonable, such forward-looking statements are inherently subject to risks and uncertainties, many of which are beyond our control. Our actual future results may differ materially from those discussed or implied in our forward-looking statements for various reasons. Factors that could contribute to such differences include, but are not limited to: international, national and local general economic and market conditions; demographic changes; the ability of the Company to sustain, manage or forecast its growth; the ability of the Company to manage its VIE contracts; the ability of the Company to maintain its relationships and licenses in China; adverse publicity; competition and changes in the Chinese telecommunications market; fluctuations and difficulty in forecasting operating results; business disruptions, such as technological failures and/or cybersecurity breaches; and the other factors discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release. The forward-looking statements included in this release are made only as of the date hereof. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Report Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This news release shall not constitute an offer to sell or the solicitation of any offer to buy the Company's securities.